Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity International Small Cap Fund, which is included in Post-Effective Amendment No. 83 to the Registration Statement No. 811-4008 on Form N-1A of Fidelity Investment Trust.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
June 18, 2002